Exhibit 10.1(ii)

ADDENDUM NO. 2 TO ADMINISTRATIVE SERVlCES AGREEMENT

A.

This Addendum No. 2 (the “Addendum No. 2”) to Administrative Services Agreement (the “ASA”) and Addendum No. 1 thereto (such ASA and Addendum No. 1, collectively, the “Agreement”), both dated as of January 30, 2015, is made and entered as of the Effective Date by and between Guggenheim Life and Annuity Company, a Delaware corporation (“GLAC”), and Clear Spring Life Insurance Company, a Texas insurance company (“CSLIC”) (each a “Party” to this Addendum No. 2).

B.	The Parties wish to clarify that the scope of Services provided to CSLIC under the Agreement includes the middle office services described below.

NOW, THEREFORE, in consideration of the mutual benefits to be received by the Parties and the mutual covenants and agreements contained herein, the Parties agree that the recitals set forth above are adopted and made part of this Addendum No. 2 and further agree as follows:

1.	Capitalized terms and underlined section and article references shall have the meanings and references set forth in the ASA, unless the context indicates otherwise.

2.	The Effective Date of Addendum No. 2 shall be 12:01 am. EST on [July 16, 2018].

3.	Appendix A to the ASA is amended in its entirety to read as set forth on Schedule I hereto.

4.	The following clause is hereby added after clause (g) in Section 2 of the ASA:

(h) MIDDLE OFFICE SERVICES. Guggenheim Life, when requested by Clear Spring Life, shall provide middle office services, including but not limited to the services set forth in Appendix A.

5.

The Parties agree that the charges for the middle office services are reflected in the current level of fee set forth in Section 3 of the ASA and that no additional fee will be charged for such services.

6.	The Parties reaffirm the agreements made by each in the Agreement.

7.	Integration; Construction; Counterparts

a.

All other terms and conditions of the Agreement shall remain unchanged; provided, that in the event of any inconsistency between this Addendum No. 2 and the Agreement, this Addendum No. 2 shall control.

b.	The terms of this Addendum No. 2 cannot be modified except by written agreement in a document signed by duly authorized representatives of each of the Parties.

c.

This Addendum No. 2 may be executed in counterparts by electronic mail or facsimile and each shall constitute an original document and such counterparts, taken together, shall constitute one and the same instrument.

[signatures on following page]

Execution

IN WITNESS WHEREOF, the Parties have caused this Addendum No. 2 to be executed on JULY 23, 2018, effective as of the Effective Date.

GUGGENHEIM LIFE AND ANNUITY COMPANY		CLEAR SPRING LIFE INSURANCE COMPANY

By:		By:
Title:	PRESIDENT & CEO	Title:	CHIEF OPERATING OFFICER

Signature Page to GLAC/CSLIC Addendum No. 2 to Administrative Services Agreement

SCHEDULE I – AMENDMENT TO APPENDIX A OF AGREEMENT

APPENDIX A

Services Provided to Clear Spring Life Insurance Company

Under the Administrative Services Agreement

Services Provided to Clear Spring Life Insurance Company:	By Guggenheim Life

ACCOUNTING, DATA PROCESSING, TAX AND AUDITING

Preparation of the financial statements and reports, including annual and quarterly statements, on both statutory and GAAP bases	✓

Preparation of tax returns	✓

Maintenance of general account ledgers and other related financial records	✓

Processing financial transactions of Clear Spring Life	✓

Assistance with tax services	✓

Assistance with audit services	✓

FUNCTIONAL SUPPORT SERVICES

Actuarial services and risk management, including rate and profit share analysis, product research and development, counseling on reserving requirements, actuarial certifications, valuations, risk services, and work required for or in support of rate and or form and reinsurance agreements.	✓

Services associated with the establishment, maintenance, registration with appropriate government agencies, and administration of separate accounts, including unit pricing of the separate accounts	N/A

Services associated with the generation and mailing of Form 1099	✓

Services in support of ERISA, 403(b) and 401(k) plans	✓

Services in connection with the management of bank accounts	✓

Telecommunications services and electronic data processing services, facilities and integration, including software programming and document and hardware utilization	✓

Legal services, including representations of Clear Spring Life in the prosecution or defense of actions and in negotiation and preparation of contracts and other documents, product development and drafting and filing of policies and forms, governmental relations and advising on regulatory compliance and rendering opinions on various legal matters	✓

Product development and filing of policies and forms	✓

Purchasing	✓

Printing, forms management, distribution, mailings and bulk handling	✓

Human resource and employee relations services, including payroll processing, employee benefit plan design and administration, compensation design and administration and recruiting of personnel other than agents	✓

Reinsurance administration services	✓

Investment oversight services, including but not limited to maintaining compliance with the investment guidelines of Clear Spring Life, the manner, method and timing of investment and disposal transactions, and engaging in any and all such other conduct as may be reasonably directed by Clear Spring Life from time to time in connection with the management of investment assets.	✓

Planning and reporting services, including assisting in the development of annual financial targets, providing reports using chart of accounts, advising and reporting regarding insurance accounting, financial, regulatory and other required reporting.	✓

Other corporate services, including but not limited to escheat processing, property and casualty insurance evaluation and procurement, office design services, lease negotiation, library, conference and travel, and purchasing	✓

POLICYHOLDER SERVICE

Policyholder services including but not limited to activities involving personal contact or communication with policyholder or beneficiary, activities relating to policy loan applications and payments, surrender requests including computation of benefits payable, policy conversions, beneficiary changes, policy changes, requests for general information, preparation and mailing of disbursements, preparation and mailing of periodic reports and statements, dividend computations, premium payments, policy lapses, expires, nonforfeitures, reinstatements, consumer complaints and other related policyholder services	✓

Preparation and mailing of disbursements	✓

Preparation and mailing of periodic reports and statements, dividend computations, premium payments, policy lapses, expires, nonforfeitures and reinstatements	✓

Consumer complaint handling	✓

Providing advice on unique or complex policyholder services issues with respect to insurance and annuity products	✓

COLLECTION SERVICES

Collection of premiums, deposits, and other remittances from policyholders (including payment of principal or interest on policy loans)	✓

UNDERWRITING AND ISSUE SUPPORT

Product design, preparation and filing of prospectuses, compliance, issuance of quotes and proposals, review of applications for policies and provide advice with respect to underwriting, review of rates, advice regarding issuance of policies, coverage booklets and amendments, advice with respect to agent compensation and other related services	✓

CLAIMS ASSISTANCE

Processing, examining and investigating claims and advising concerning claims	✓

PUBLIC RELATIONS, ADVERTISING, SALES AND MARKETING PROMOTIONAL SERVICES

Provide marketing assistance and services, including sales aids, rate guides, sales brochures, solicitation materials and such other promotional materials, information, assistance and advice as shall assist the sales, public relations and advertising efforts of Clear Spring Life	✓

Provide services in connection with and in support of broker and distributor licensing and appointing, contracts and compensation	✓

Advise with respect to issues regarding public relations, advertising, sales and marketing	✓

MIDDLE OFFICE SERVICES

Operational aspects of settlement of contracts and transactions in securities (i) between Clear Spring Life and broker dealers, (ii) between Clear Spring Life and banks. and (iii) between Clear Spring Life and customers or clients	✓

Cashiering functions	✓

Establishment and maintenance of investment system book of record and records of transactions effected by Clear Spring Life and other information required by the rules of the SEC or applicable insurance or other accounting rules or applicable law	✓

Any other operations support necessary to the conduct of Clear Spring Life’s business	✓